Exhibit 99.01

Valero Energy Reports First Quarter 2020 Results

•	Reported net loss attributable to Valero stockholders of $1.9 billion, or $4.54 per share.

•	Reported adjusted net income attributable to Valero stockholders of $140 million, or $0.34 per share.

•	Returned $548 million in cash to stockholders through dividends and stock buybacks during the quarter and declared a quarterly common stock dividend of $0.98 per share on April 24.

•	Deferred approximately $100 million in tax payments due in the first quarter of 2020 and deferring approximately $400 million in capital projects for 2020.

•	Entered into a new 364-day $875 million revolving credit facility on April 13, which remains undrawn, and issued $850 million of 2.70% and $650 million of 2.85% senior notes on April 16.

SAN ANTONIO, April 29, 2020 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported a net loss attributable to Valero stockholders of $1.9 billion, or $4.54 per share, for the first quarter of 2020 compared to net income of $141 million, or $0.34 per share, for the first quarter of 2019. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $140 million, or $0.34 per share, for the first quarter of 2020 and $181 million, or $0.43 per share, for the first quarter of 2019. First quarter 2020 adjusted results exclude an after-tax lower of cost or market, or LCM, inventory valuation adjustment of approximately $2.0 billion.

“It’s been a very challenging start to the year with significant impacts to families, communities and businesses world-wide brought on by the COVID-19 pandemic,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “Valero entered this economic downturn in a position of strength, and our team has been thorough, decisive and swift in our operational, financial and community support response.”

Refining
The refining segment reported a $2.1 billion operating loss for the first quarter of 2020 compared to $479 million of operating income for the first quarter of 2019. First quarter 2020 adjusted operating income, excluding the LCM inventory valuation adjustment, was $329 million. Refinery throughput volumes averaged 2.8 million barrels per day in the first quarter of 2020, which is in line with the first quarter of 2019.

Renewable Diesel
The renewable diesel segment reported $198 million of operating income for the first quarter of 2020 compared to $49 million for the first quarter of 2019. After adjusting for the retroactive blender’s tax credit, renewable diesel operating income was $121 million for the first quarter of 2019. Renewable diesel sales volumes averaged 867 thousand gallons per day in the first quarter of 2020, an increase of 77 thousand gallons per day versus the first quarter of 2019.

Ethanol
The ethanol segment reported a $197 million operating loss for the first quarter of 2020, compared to $3 million of operating income for the first quarter of 2019. The first quarter 2020 adjusted operating loss, excluding the LCM inventory valuation adjustment, was $69 million. The decrease in operating income was attributed primarily to lower ethanol prices and higher corn prices. Ethanol production volumes averaged 4.1 million gallons per day in the first quarter of 2020, which is in line with the first quarter of 2019.

Corporate and Other
General and administrative expenses were $177 million in the first quarter of 2020 compared to $209 million in the first quarter of 2019. The effective tax rate for the first quarter of 2020 was 26 percent, which was impacted by an expected U.S. federal tax net operating loss that can be carried back to years prior to the December 2017 enactment of tax reform in the U.S.

Investing and Financing Activities
Capital investments totaled $705 million in the first quarter of 2020, of which $468 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance.

Excluding our partner’s 50 percent share of Diamond Green Diesel’s (DGD) capital investments, Valero’s capital investments were approximately $666 million.

Valero returned $548 million, or 57 percent of adjusted net cash provided by operating activities, to stockholders in the first quarter of 2020, of which $401 million was paid as dividends and $147 million was for the purchase of approximately 2.1 million shares of common stock.

Net cash used in operating activities was $49 million in the first quarter of 2020. Included in this amount is a $1.1 billion unfavorable impact from working capital, as well as our joint venture partner’s share of DGD’s net cash provided by operating activities, excluding changes in its working capital. Excluding these items, adjusted net cash provided by operating activities was $954 million.

Valero continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2020. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

Liquidity and Financial Position
Valero ended the first quarter of 2020 with $11.5 billion of total debt and finance lease obligations and $1.5 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 34% as of March 31, 2020.

Valero entered into a new 364-day $875 million revolving credit facility on April 13, which remains undrawn, and issued $1.5 billion of debt on April 16 composed of $850 million of 2.70% and $650 million of 2.85% senior notes due 2023 and 2025, respectively.

Strategic Update
Valero expects to invest approximately $2.1 billion of capital in 2020, a reduction of $400 million from our prior guidance. The $2.1 billion includes capital expenditures for turnarounds, catalysts, and joint venture investments.

The Pasadena terminal project, which expands our product logistics portfolio, increases our capacity for biofuels blending and enhances export flexibility was completed in the first quarter of 2020. The new St. Charles Alkylation Unit remains on track to be completed in 2020, and the Diamond Pipeline expansion should be completed in 2021. The DGD plant expansion should also be completed in 2021, subject to COVID-19 related delays. The Port Arthur Coker and the Pembroke Cogen Unit projects have been slowed, pushing out mechanical completion by 6 to 9 months.

As previously announced, Valero and its joint venture partner in DGD continue to make progress on the advanced engineering and development cost review for a potential new renewable diesel plant at Valero’s Port Arthur, Texas facility. If the project is approved, operations are expected to commence in 2024, increasing DGD production capacity to over 1.1 billion gallons annually.

“While a tremendous amount of uncertainty remains in the near term, our operational and financial flexibility allow us to navigate through today’s challenging macro environment,” said Gorder. “Our advantaged footprint and flexibility to process a wide range of feedstocks, coupled with a relentless focus on operational excellence and a demonstrated commitment to stockholders, positions our assets well as our country and the world return to a more normal way of life.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a

Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.2 million barrels per day and 14 ethanol plants with a combined production capacity of approximately 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

COVID-19 Disclosure
The global pandemic has significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use at a time when seasonal driving patterns typically result in an increase of consumer demand for gasoline. As a result, there has also been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly our refined petroleum products and most notably gasoline and jet fuel. Many uncertainties remain with respect to COVID-19, including its resulting economic effects and any future recovery, and we are unable to predict the ultimate economic impacts from COVID-19 and how quickly national economies can recover once the pandemic subsides. However, the adverse impact of the economic effects on us has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective. For more information, see our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2020.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income, adjusted renewable diesel operating income, adjusted ethanol operating income, and adjusted net cash provided by operating activities. These non- GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (e) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Statement of income data
Revenues	$22,102	$24,263
Cost of sales:
Cost of materials and other (a)	19,952	21,978
Lower of cost or market (LCM) inventory valuation adjustment (b)	2,542	—
Operating expenses (excluding depreciation and amortization expense reflected below)	1,124	1,215
Depreciation and amortization expense	569	537
Total cost of sales	24,187	23,730
Other operating expenses	2	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	177	209
Depreciation and amortization expense	13	14
Operating income (loss)	(2,277)	308
Other income, net	32	22
Interest and debt expense, net of capitalized interest	(125)	(112)
Income (loss) before income tax expense (benefit)	(2,370)	218
Income tax expense (benefit)	(616)	51
Net income (loss)	(1,754)	167
Less: Net income attributable to noncontrolling interests (a)	97	26
Net income (loss) attributable to Valero Energy Corporation stockholders	$(1,851)	$141

Earnings (loss) per common share	$(4.54)	$0.34
Weighted-average common shares outstanding (in millions)	408	416

Earnings (loss) per common share – assuming dilution	$(4.54)	$0.34
Weighted-average common shares outstanding – assuming dilution (in millions) (c)	408	418

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended March 31, 2020
Revenues:
Revenues from external customers	$20,985	$306	$811	$—	$22,102
Intersegment revenues	2	53	64	(119)	—
Total revenues	20,987	359	875	(119)	22,102
Cost of sales:
Cost of materials and other (a)	19,127	130	813	(118)	19,952
LCM inventory valuation adjustment (b)	2,414	—	128	—	2,542
Operating expenses (excluding depreciation and amortization expense reflected below)	995	20	109	—	1,124
Depreciation and amortization expense	536	11	22	—	569
Total cost of sales	23,072	161	1,072	(118)	24,187
Other operating expenses	2	—	—	—	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	177	177
Depreciation and amortization expense	—	—	—	13	13
Operating income (loss) by segment	$(2,087)	$198	$(197)	$(191)	$(2,277)

Three months ended March 31, 2019
Revenues:
Revenues from external customers	$23,218	$252	$793	$—	$24,263
Intersegment revenues	2	51	52	(105)	—
Total revenues	23,220	303	845	(105)	24,263
Cost of sales:
Cost of materials and other	21,165	224	694	(105)	21,978
Operating expenses (excluding depreciation and amortization expense reflected below)	1,071	19	125	—	1,215
Depreciation and amortization expense	503	11	23	—	537
Total cost of sales	22,739	254	842	(105)	23,730
Other operating expenses	2	—	—	—	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	209	209
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$479	$49	$3	$(223)	$308

See Operating Highlights by Segment beginning on Table Page 7.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (e)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$(1,851)	$141
Adjustments:
LCM inventory valuation adjustment (b)	2,542	—
Income tax benefit related to the LCM inventory valuation adjustment	(551)	—
LCM inventory valuation adjustment, net of taxes	1,991	—
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	41
Income tax expense related to 2019 blender’s tax credit	—	(1)
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	40
Total adjustments	1,991	40
Adjusted net income attributable to Valero Energy Corporation stockholders	$140	$181

Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings (loss) per common share – assuming dilution (c)	$(4.54)	$0.34
Adjustments:
LCM inventory valuation adjustment (b)	4.88	—
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	0.09
Total adjustments	4.88	0.09
Adjusted earnings per common share – assuming dilution (d)	$0.34	$0.43

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (e)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$(2,087)	$479
Adjustments:
2019 blender’s tax credit (a)	—	5
LCM inventory valuation adjustment (b)	2,414	—
Operating expenses (excluding depreciation and amortization expense reflected below)	995	1,071
Depreciation and amortization expense	536	503
Other operating expenses	2	2
Refining margin	$1,860	$2,060

Refining operating income (loss)	$(2,087)	$479
Adjustments:
2019 blender’s tax credit (a)	—	5
LCM inventory valuation adjustment (b)	2,414	—
Other operating expenses	2	2
Adjusted refining operating income	$329	$486

Renewable diesel segment
Renewable diesel operating income	$198	$49
Adjustments:
2019 blender’s tax credit (a)	—	72
Operating expenses (excluding depreciation and amortization expense reflected below)	20	19
Depreciation and amortization expense	11	11
Renewable diesel margin	$229	$151

Renewable diesel operating income	$198	$49
Adjustment: 2019 blender’s tax credit (a)	—	72
Adjusted renewable diesel operating income	$198	$121

Ethanol segment
Ethanol operating income (loss)	$(197)	$3
Adjustments:
LCM inventory valuation adjustment (b)	128	—
Operating expenses (excluding depreciation and amortization expense reflected below)	109	125
Depreciation and amortization expense	22	23
Ethanol margin	$62	$151

Ethanol operating income (loss)	$(197)	$3
Adjustment: LCM inventory valuation adjustment (b)	128	—
Adjusted ethanol operating income (loss)	$(69)	$3

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (e)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (f)

U.S. Gulf Coast region
Refining operating income (loss)	$(942)	$118
Adjustments:
2019 blender’s tax credit (a)	—	3
LCM inventory valuation adjustment (b)	1,113	—
Operating expenses (excluding depreciation and amortization expense reflected below)	558	599
Depreciation and amortization expense	334	310
Other operating expenses	—	1
Refining margin	$1,063	$1,031

Refining operating income (loss)	$(942)	$118
Adjustments:
2019 blender’s tax credit (a)	—	3
LCM inventory valuation adjustment (b)	1,113	—
Other operating expenses	—	1
Adjusted refining operating income	$171	$122

U.S. Mid-Continent region
Refining operating income (loss)	$(220)	$236
Adjustments:
2019 blender’s tax credit (a)	—	1
LCM inventory valuation adjustment (b)	283	—
Operating expenses (excluding depreciation and amortization expense reflected below)	164	166
Depreciation and amortization expense	83	75
Refining margin	$310	$478

Refining operating income (loss)	$(220)	$236
Adjustments:
2019 blender’s tax credit (a)	—	1
LCM inventory valuation adjustment (b)	283	—
Adjusted refining operating income	$63	$237

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (e)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (f) (continued)

North Atlantic region
Refining operating income (loss)	$(714)	$176
Adjustments:
LCM inventory valuation adjustment (b)	874	—
Operating expenses (excluding depreciation and amortization expense reflected below)	141	147
Depreciation and amortization expense	53	53
Other operating expenses	2	—
Refining margin	$356	$376

Refining operating income (loss)	$(714)	$176
Adjustments:
LCM inventory valuation adjustment (b)	874	—
Other operating expenses	2	—
Adjusted refining operating income	$162	$176

U.S. West Coast region
Refining operating loss	$(211)	$(51)
Adjustments:
2019 blender’s tax credit (a)	—	1
LCM inventory valuation adjustment (b)	144	—
Operating expenses (excluding depreciation and amortization expense reflected below)	132	159
Depreciation and amortization expense	66	65
Other operating expenses	—	1
Refining margin	$131	$175

Refining operating loss	$(211)	$(51)
Adjustments:
2019 blender’s tax credit (a)	—	1
LCM inventory valuation adjustment (b)	144	—
Other operating expenses	—	1
Adjusted refining operating loss	$(67)	$(49)

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	360	410
Medium/light sour crude oil	252	338
Sweet crude oil	1,538	1,476
Residuals	235	145
Other feedstocks	100	153
Total feedstocks	2,485	2,522
Blendstocks and other	339	343
Total throughput volumes	2,824	2,865

Yields (thousand barrels per day)
Gasolines and blendstocks	1,317	1,397
Distillates	1,046	1,089
Other products (g)	478	406
Total yields	2,841	2,892

Operating statistics (e) (h)
Refining margin (from Table Page 4)	$1,860	$2,060
Adjusted refining operating income (from Table Page 4)	$329	$486
Throughput volumes (thousand barrels per day)	2,824	2,865

Refining margin per barrel of throughput	$7.24	$8.00
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.87	4.15
Depreciation and amortization expense per barrel of throughput	2.09	1.96
Adjusted refining operating income per barrel of throughput	$1.28	$1.89

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating statistics (e) (h)
Renewable diesel margin (from Table Page 4)	$229	$151
Adjusted renewable diesel operating income (from Table Page 4)	$198	$121
Sales volumes (thousand gallons per day)	867	790

Renewable diesel margin per gallon of sales	$2.90	$2.12
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.24	0.26
Depreciation and amortization expense per gallon of sales	0.15	0.16
Adjusted renewable diesel operating income per gallon of sales	$2.51	$1.70

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating statistics (e) (h)
Ethanol margin (from Table Page 4)	$62	$151
Adjusted ethanol operating income (loss) (from Table Page 4)	$(69)	$3
Production volumes (thousand gallons per day)	4,103	4,217

Ethanol margin per gallon of production	$0.16	$0.40
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.29	0.33
Depreciation and amortization expense per gallon of production	0.05	0.06
Adjusted ethanol operating income (loss) per gallon of production	$(0.18)	$0.01

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating statistics by region (f)
U.S. Gulf Coast region (e) (h)
Refining margin (from Table Page 5)	$1,063	$1,031
Adjusted refining operating income (from Table Page 5)	$171	$122
Throughput volumes (thousand barrels per day)	1,670	1,670

Refining margin per barrel of throughput	$7.00	$6.87
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.67	3.98
Depreciation and amortization expense per barrel of throughput	2.20	2.07
Adjusted refining operating income per barrel of throughput	$1.13	$0.82

U.S. Mid-Continent region (e) (h)
Refining margin (from Table Page 5)	$310	$478
Adjusted refining operating income (from Table Page 5)	$63	$237
Throughput volumes (thousand barrels per day)	431	441

Refining margin per barrel of throughput	$7.90	$12.04
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.19	4.19
Depreciation and amortization expense per barrel of throughput	2.11	1.88
Adjusted refining operating income per barrel of throughput	$1.60	$5.97

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating statistics by region (f) (continued)
North Atlantic region (e) (h)
Refining margin (from Table Page 6)	$356	$376
Adjusted refining operating income (from Table Page 6)	$162	$176
Throughput volumes (thousand barrels per day)	487	491

Refining margin per barrel of throughput	$8.02	$8.52
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.17	3.33
Depreciation and amortization expense per barrel of throughput	1.19	1.19
Adjusted refining operating income per barrel of throughput	$3.66	$4.00

U.S. West Coast region (e) (h)
Refining margin (from Table Page 6)	$131	$175
Adjusted refining operating loss (from Table Page 6)	$(67)	$(49)
Throughput volumes (thousand barrels per day)	236	263

Refining margin per barrel of throughput	$6.12	$7.32
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.16	6.70
Depreciation and amortization expense per barrel of throughput	3.07	2.74
Adjusted refining operating loss per barrel of throughput	$(3.11)	$(2.12)

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2020	2019
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$50.90	$63.82
Brent less West Texas Intermediate (WTI) crude oil	4.92	8.94
Brent less Alaska North Slope (ANS) crude oil	(0.50)	(0.68)
Brent less Louisiana Light Sweet (LLS) crude oil	2.76	1.45
Brent less Argus Sour Crude Index (ASCI) crude oil	5.01	2.89
Brent less Maya crude oil	9.74	5.04
LLS crude oil	48.14	62.37
LLS less ASCI crude oil	2.25	1.44
LLS less Maya crude oil	6.98	3.59
WTI crude oil	45.98	54.88

Natural gas (dollars per million British Thermal Units)	1.82	2.86

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	2.37	0.16
Ultra-low-sulfur (ULS) diesel less Brent	11.26	14.99
Propylene less Brent	(21.04)	(20.64)
CBOB gasoline less LLS	5.13	1.61
ULS diesel less LLS	14.02	16.44
Propylene less LLS	(18.28)	(19.19)
U.S. Mid-Continent:
CBOB gasoline less WTI	7.69	9.69
ULS diesel less WTI	17.31	24.89
North Atlantic:
CBOB gasoline less Brent	4.28	1.25
ULS diesel less Brent	14.29	17.43
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	7.82	7.73
California Air Resources Board (CARB) diesel less ANS	17.22	16.20
CARBOB 87 gasoline less WTI	13.24	17.35
CARB diesel less WTI	22.64	25.82

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2020	2019
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$1.55	$1.94
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.46	0.51
California Low-Carbon Fuel Standard (dollars per metric ton)	206.03	194.21
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.30	0.29

Ethanol
CBOT corn (dollars per bushel)	3.74	3.73
New York Harbor ethanol (dollars per gallon)	1.33	1.44

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	March 31,	December 31,
	2020	2019
Balance sheet data
Current assets	$11,465	$18,969
Cash and cash equivalents included in current assets	1,515	2,583
Inventories included in current assets	3,675	7,013
Current liabilities	8,732	13,160
Current portion of debt and finance lease obligations included in current liabilities	886	494
Debt and finance lease obligations, less current portion	10,574	9,178
Total debt and finance lease obligations	11,460	9,672
Valero Energy Corporation stockholders’ equity	18,842	21,803

	Three Months Ended March 31,
	2020	2019
Reconciliation of net cash provided by (used in) operating activities to adjusted net cash provided by operating activities (e)
Net cash provided by (used in) operating activities	$(49)	$877
Exclude:
Changes in current assets and current liabilities	(1,107)	130
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	104	30
Adjusted net cash provided by operating activities	$954	$717

Dividends per common share	$0.98	$0.90

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the three months ended March 31, 2020 includes a benefit of $79 million related to the blender’s tax credit attributable to volumes blended during that period, all of which is related to our renewable diesel segment. The legislation authorizing the credit through December 31, 2022 was passed and signed into law in December 2019, and that legislation also applied retroactively to volumes blended during 2019 (2019 blender’s tax credit). The entire 2019 blender’s tax credit was recognized by us in December 2019 because the law was enacted in that month, but the benefit attributable to volumes blended during the three months ended March 31, 2019 was $77 million, of which $5 million and $72 million relates to our refining and renewable diesel segments, respectively.

Of the $77 million benefit related to the three months ended March 31, 2019, $41 million is attributable to Valero Energy Corporation stockholders, with the remaining amount attributable to noncontrolling interest.

(b)
The market value of our inventories as of March 31, 2020 fell below their historical cost on an aggregate basis, excluding materials and supplies. As a result, we recorded an LCM inventory valuation adjustment of $2.5 billion ($2.0 billion after tax) in March 2020. Of the $2.5 billion adjustment, $2.4 billion and $128 million is attributable to our refining and ethanol segments, respectively.

(c)
Common equivalent shares have been excluded from the computation of diluted loss per common share for the three months ended March 31, 2020, as the effect of including such shares would be antidilutive.

(d)
Common equivalent shares have been included in the computation of adjusted earnings per common share-assuming dilution for the three months ended March 31, 2020, as the effect of including such shares is dilutive. Weighted-average shares outstanding – assuming dilution used to calculate adjusted earnings per common share – assuming dilution is 409 million shares.

(e)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–
LCM inventory valuation adjustment – The LCM inventory valuation adjustment, which is described in note (b), is the result of the market value of our inventories as of March 31, 2020 falling below their historical cost, with the decline in market value resulting from the decline in crude oil and product market prices associated with the negative economic impacts from COVID-19. The adjustment obscures our financial performance because it does not result from decisions made by us; therefore, we have excluded the adjustment from adjusted net income attributable to Valero Energy Corporation stockholders.

–
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders – The 2019 blender’s tax credit was recognized by us in December 2019, but it is attributable to volumes blended throughout 2019. Therefore, the adjustment reflects the portion of the 2019 blender’s tax credit that is associated with volumes blended during the three months ended March 31, 2019. See note (a) for additional details.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (d)).

◦
Refining margin is defined as refining operating income (loss) adjusted to reflect the 2019 blender’s tax credit (see note (a)), and excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Renewable diesel margin is defined as renewable diesel operating income adjusted to reflect the 2019 blender’s tax credit (see note (a)), and excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income (loss) is defined as refining segment operating income (loss) adjusted to reflect the 2019 blender’s tax credit (see note (a)), and excluding the LCM inventory valuation adjustment (see note (b)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted renewable diesel operating income is defined as renewable diesel segment operating income adjusted to reflect the 2019 blender’s tax credit (see note (a)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)). We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by (used in) operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–
Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD – We are a 50/50 joint venture partner in DGD and consolidate DGD’s financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

operating cash flow attributable to our joint venture partner’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended March 31,
	2020	2019
DGD operating cash flow data
Net cash provided by operating activities	$167	$33
Less: changes in current assets and current liabilities	(40)	(27)
Adjusted net cash provided by operating activities	207	60
Our partner’s ownership interest	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$104	$30

(f)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(h)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

Table Page 17